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                                                                  EXHIBIT (A)(7)

                           CROWN MEDIA HOLDINGS, INC.
                       12700 Ventura Boulevard, Suite 100
                          Studio City, California 91604




                                                                   May ___, 2003



Dear Participant:

         We previously delivered information regarding an offer to exchange your stock options for restricted stock units. We have not yet received the Letter of Transmittal and executed Restricted Stock Unit Agreement from you. If you wish to participate, we must receive those documents by 11:59 p.m. Mountain Daylight Time on May 29, 2003.

         If you have any questions or require additional copies of the information, please contact William J. Aliber at 816-274-4488.


                                       Sincerely,

                                       /s/ DAVID J. EVANS
                                       ----------------------------------------
                                                    David J. Evans
                                       President and Chief Executive Officer